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EXHIBIT 12  - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                        FOR THE YEAR         FOR THE YEAR        FOR THE YEAR
                                                           ENDED                ENDED                ENDED
                                                        DECEMBER 31,         DECEMBER 31,         DECEMBER 31,
                                                           2002                 2001                 2000
                                                       -------------        -------------        ------------
                                                                         (Dollars in millions)
Net earnings available for fixed charges:

    Net income before extraordinary charge and
        cumulative effect of accounting change         $     171.0          $     118.5          $     115.4
    Add: Income taxes                                         29.4                 69.5                 40.4
             Equity income from joint venture                 (2.9)                (3.0)                (2.0)
             Other (income) loss                               1.5                  1.1                   --
             Fixed charges                                    47.5                 60.7                 76.5
                                                       -----------          -----------          -----------
Adjusted earnings                                      $     246.5          $     246.8          $     230.3
                                                       ===========          ===========          ===========

Fixed charges                                          $      47.5          $      60.7          $      76.5
                                                       ===========          ===========          ===========

RATIO OF EARNINGS TO FIXED CHARGES                             5.2                  4.1                  3.0
                                                       ===========          ===========          ===========
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